CONSENT


     I, Thomas Monahan, hereby consent to the use of my report dated June 14, 2001, relating to the audited financial statements for period from inception to March 31, 2001 in a registration statement on SB-2 of Kightsbridge Investments, Inc. to be filed with the Securities and Exchange Commission.


June 27, 2001



                                                               /s/Thomas Monahan
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                                                              Thomas Monahan CPA
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